EXHIBIT (g)(1)


                   SOLICITING DEALER INFORMATION MEMORANDUM

This memorandum is for the use of Soliciting Dealer Group members only. The contents are not to be reproduced or distributed to the public or the press. THIS MEMORANDUM SHOULD BE READ IN CONJUNCTION WITH, AND READERS ARE ENCOURAGED TO CAREFULLY READ, THE OFFERS TO PURCHASE ("OFFERS TO PURCHASE") AND CIRCULAR ("CIRCULAR") OF ROGERS WIRELESS INC., DATED SEPTEMBER 30, 2004 AND THE RELATED LETTERS OF ACCEPTANCE AND TRANSMITTAL AND NOTICES OF GUARANTEED DELIVERY, WHICH ARE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, AND THE DIRECTORS' CIRCULAR OF MICROCELL TELECOMMUNICATIONS INC. (THE "DIRECTORS' CIRCULAR"), DATED SEPTEMBER 30, 2004, AS MAY BE AMENDED FROM TIME TO TIME. The following information relating to Rogers Wireless Inc. is a summary only and is qualified by the more detailed information contained in the Offers to Purchase and Circular and the related Letters of Acceptance and Transmittal and Notices of Guaranteed Delivery. The following information relating to Microcell Telecommunications Inc. is derived from the Directors' Circular and other documents publicly filed by Microcell Telecommunications Inc. with the securities regulatory authorities in Canada. The information contained herein, while obtained from sources which the Dealer Managers believe to be reliable is not guaranteed by the Dealer Managers as to its accuracy or completeness. This memorandum is for information purposes only and does not constitute an offer to sell or a solicitation to buy securities referred to herein. All references to "dollars" or "Cdn$" are to Canadian dollars.

NOT FOR PUBLIC DISTRIBUTION                                 SEPTEMBER 30, 2004

                          OFFERS TO PURCHASE FOR CASH
           All of the outstanding Class A Restricted Voting Shares,
        Class B Non-Voting Shares, Warrants 2005 and Warrants 2008 of
                MICROCELL TELECOMMUNICATIONS INC. ("MICROCELL")

                          [MICROCELL / TELECOM LOGO]

              as described in the Offers to Purchase and Circular

                                      by

                     ROGERS WIRELESS INC. (THE "OFFEROR")

                            [ROGERS WIRELESS LOGO]

                         a wholly-owned subsidiary of

                 ROGERS WIRELESS COMMUNICATIONS INC. ("RWCI")

                                on the basis of

CDN$35.00 PER CLASS A RESTRICTED VOTING SHARE        CDN$15.79 PER WARRANT 2005
CDN$35.00 PER CLASS B NON-VOTING SHARE               CDN$15.01 PER WARRANT 2008

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THE BOARD OF DIRECTORS OF MICROCELL RECOMMENDS THAT HOLDERS OF SHARES ACCEPT
THE OFFERS IN RESPECT OF THE SHARES AND TENDER THEIR SHARES TO THE OFFERS.

THE BOARD OF DIRECTORS OF MICROCELL DOES NOT MAKE A RECOMMENDATION AS TO WHETHER THE HOLDERS OF WARRANTS SHOULD ACCEPT OR REJECT THE WARRANT OFFERS.
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REASONS TO DEPOSIT SHARES AND WARRANTS TO THE OFFERS

[X] All Cash Offers: THE OFFERS ARE ALL CASH OFFERS AND ARE FOR ALL OF THE OUTSTANDING SECURITIES, PROVIDING HOLDERS OF SECURITIES CERTAINTY OF VALUE AND LIQUIDITY.

[X] Significant Premium: THE OFFERS REPRESENT 66.7% AND 64.7% PREMIUMS TO THE CLOSING PRICE OF THE CLASS A SHARES AND CLASS B SHARES, RESPECTIVELY, AND 332.6% AND 188.7% PREMIUMS TO THE CLOSING PRICE OF THE WARRANTS 2005 AND WARRANTS 2008, RESPECTIVELY, ON MAY 13, 2004, THE DATE ON WHICH TELUS CORPORATION ("TELUS") PUBLICLY ANNOUNCED ITS INTENTION TO MAKE AN OFFER FOR THE SECURITIES OF MICROCELL. THE OFFERS ALSO REPRESENT A 20.7% PREMIUM OVER THE CDN$29.00 PER SHARE AND 63.3% AND 68.8% PREMIUMS OVER THE CDN$9.67 PER WARRANT 2005 AND CDN$8.89 PER WARRANT 2008, RESPECTIVELY, OFFERED BY TELUS (THE "TELUS OFFERS").

[X] Board Recommendation: IN THE DIRECTORS' CIRCULAR, MICROCELL'S BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF SHARES ACCEPT THE OFFEROR'S OFFER FOR THE SHARES AND TENDER THEIR SHARES TO SUCH OFFERS. THE BOARD OF DIRECTORS OF MICROCELL DOES NOT MAKE A RECOMMENDATION AS TO WHETHER THE HOLDERS OF WARRANTS SHOULD ACCEPT OR REJECT THE OFFERS.

[X] OPINION OF FINANCIAL ADVISORS: The Directors' Circular contains the opinions of Microcell's two financial advisors that the consideration being offered to the holders of Shares is fair, from a financial point of view, to such shareholders.

[X] LESS CONDITIONAL: The Directors' Circular states that the Offers are less conditional and have greater certainty of completion than the TELUS Offers.

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DEALER MANAGERS FOR THE OFFER ARE:
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
                       IN CANADA:                                   IN THE UNITED STATES:
                   TD SECURITIES INC.                            TD SECURITIES (U.S.A.) INC.

Rod Davies (416) 982-5245   Caroline Olsen (416) 307-3752      William Hunter (212) 827-7565


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                             [TD SECURITIES LOGO]

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SUMMARY OF THE OFFERS
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The following is a summary only and is qualified in its entirety by the detailed information contained in the Offers to Purchase and Circular and in the Directors' Circular.

THE OFFERS:    On September 30, 2004, the Offeror, a wholly-owned subsidiary of RWCI, made offers (the "Offers") to purchase for cash all of the issued and outstanding class A restricted voting shares
               (the "Class A Shares"), class B non-voting shares (the "Class B
               Shares" and, collectively with the Class A Shares, together with the associated Rights (as defined in the Offers to Purchase and Circular), the "Shares", including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights), Warrants 2005 and Warrants 2008
               (each as defined in the Offers to Purchase and Circular and collectively, the "Warrants", and together with the Shares, the "Securities") of Microcell.

OFFER PRICES:  The Offers are being made on the basis of Cdn$35.00 per Share,
               Cdn$15.79 per Warrant 2005 and Cdn$15.01 per Warrant 2008, in each case, in cash.

EXPIRY TIME:   The Offers are open for acceptance until 5:00 p.m. (Toronto time) on November 5, 2004 (the "Expiry Time"), unless the
               Offers are withdrawn or extended by the Offeror.

               If the Offers are extended, the Offeror will notify the Depositary for the Offers and will: (a) publicly announce the extension prior to 9:00 a.m., Toronto time, on the next business day following the date the Offers were scheduled to expire, and provide a copy of the notice to the Toronto Stock Exchange; and (b) cause the Depositary to notify holders of Securities in writing.

ACCEPTANCE:    Securityholders who wish to accept the Offers must properly complete and duly execute the Letters of Acceptance and Transmittal (which for Shares is printed on blue paper and for Warrants is printed on orange paper), or a facsimile thereof, and deposit it, together with certificates representing their Shares or Warrants, as the case may be, in accordance with the instructions contained therein. Alternatively, Securityholders may follow the procedures for (1) book-entry transfer of Securities, described under "Manner of Acceptance--Book-Entry
               Transfer" or (2) guaranteed delivery, described under "Manner of Acceptance--Procedure for Guaranteed Delivery ", using the Notices of Guaranteed Delivery (which for Shares is printed on green paper and for Warrants is printed on yellow paper), or a facsimile thereof. Persons whose Securities are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offers.

               Securityholders wishing to accept an Offer must so indicate on the applicable Letter of Acceptance and Transmittal. See
               Section 3 of the Offers to Purchase, "Manner of Acceptance ".

CONDITIONS:    The Class A Offer (as defined in the Offers to Purchase and
               Circular) is conditional upon, among other things, the following:

                  (a) there have been validly deposited and not withdrawn at the expiry of the offers:

                         (i) such number of Class A Shares which represents at
                             least 66-2/3% of the Class A Shares outstanding;

                        (ii) such number of Class B Shares which
                             represents at least 66-2/3% of the Class B Shares on a partially-diluted basis (as defined in the Offers to Purchase and Circular); and

                       (iii) such number of securities which represents at
                             least 66-2/3% of the shares on a fully diluted basis (as defined in the offers to purchase and circular); and

                  (b) receipt by the Offeror and Microcell of certain
                      government and regulatory approvals.

               The Class B Offer, and Warrant Offers (each as defined in the Offers to Purchase and Circular) are subject to the condition that at the expiry time, Class A Shares have previously been purchased pursuant to the Class A Offer or are then being purchased under the Class A Offer.

               Each of the conditions of the Offers is set forth in Section 4 of the Offers to Purchase, "Conditions of the Offers".

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SUMMARY OF THE OFFERS (CONTINUED)
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INCOME TAX
CONSIDERATIONS In general, the sale of Securities pursuant to the Offers will be a taxable disposition for Canadian and United States federal income tax purposes and will give rise to tax consequences to a depositing Securityholder. Securityholders should be referred to Section 18 of the Circular, "Material Canadian Federal Income Tax Considerations" and to Section 19 of the Circular "Material United States Federal Income Tax Considerations", respectively, for a general summary.

               Securityholders should be encouraged to seek independent tax advice regarding the Canadian and United States federal income tax consequences of depositing Securities to the Offers.

SOLICITATION
FEES: The Offeror has retained the services of TD Securities Inc. to act as its financial advisor in connection with the Offers. TD Securities Inc. and TD Securities (U.S.A.) Inc. are acting in Canada and the United States, respectively, as dealer managers in connection with the Offers and will receive compensation for providing such services.

               The Offeror has agreed to pay to each Soliciting Dealer whose name appears in the appropriate space on a Letter of Acceptance and Transmittal accompanying a deposit of Securities a fee of Cdn$0.17 for each Security deposited and acquired by the Offeror under the Offers. The aggregate amount payable to a Soliciting Dealer with respect to any single depositing holder of Securities will be a minimum of Cdn$85.00 and a maximum of Cdn$1,500.00 and shall be subject to a minimum of 200 Securities being deposited. Where Securities deposited and registered in a single name are beneficially owned by more than one beneficial owner, the minimum and maximum amounts will be applied separately in respect of each such beneficial owner. The Offeror may require the Soliciting Dealer to furnish evidence of such beneficial ownership satisfactory to the Offeror at the time of deposit. When a single beneficial owner deposits Securities, all such securities will be aggregated in determining whether the maximum applies. Soliciting Dealers will not be entitled to a solicitation fee under the Offers for Securities owned by them for their own account. In addition, no solicitation fees will be payable with respect to Securities tendered by employees, officers and directors, and former officers and directors of Microcell and its subsidiaries or persons related to or controlled by such persons.

WITHDRAWAL
RIGHTS: Any Shares or Warrants deposited by a holder in acceptance of the Offers may be withdrawn by or on behalf of the holder in the circumstances and in the manner described in Section 6 of the Offers to Purchase, "Withdrawal of Deposited Securities".

DEALER
MANAGERS:      TD Securities Inc. and TD Securities (U.S.A.) Inc.

DEPOSITARY:    Computershare Investor Services Inc.

INFORMATION
AGENT:         Innisfree M&A Incorporated

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OVERVIEW
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   ROGERS WIRELESS INC.

   o The Offeror is a leading wireless communications service provider in Canada, serving approximately 4.1 million customers as at June 30, 2004, including over 3.9 million wireless voice and data subscribers and approximately 221,300 one-way messaging (paging) subscribers.

   o  The Offeror operates both a Global System for Mobile
      Communications/General Packet Radio Service, or GSM/GPRS, network and a seamless integrated Time Division Multiple Access, or TDMA, and analogue network. The Offeror's GSM/GPRS network provides coverage to approximately 93% of Canada's population.

   o The Offeror's seamless TDMA and analogue network covers a geographic area representing approximately 85% of Canada's population in digital mode and approximately 93% of Canada's population in analogue mode.

   o The Offeror offers wireless voice, messaging and data services across Canada. The Offeror's GSM/GPRS network provides customers with advanced wireless voice and high-speed packet data services, including mobile access to the Internet, e-mail, digital picture transmission and two-way short messaging service, or SMS.

   o The Offeror is a wholly-owned subsidiary of RWCI, which is controlled by Rogers Communications Inc.


   MICROCELL TELECOMMUNICATIONS INC.

   o Microcell operates through two wholly-owned subsidiaries: Microcell Solutions Inc., the provider of PCS under the Fido(R) and City Fido(R) brand names, and Inukshuk Internet Inc. ( "Inukshuk "), which is licensed to deploy a broadband wireless access ("BWA") network to offer high-speed Internet.

   o Microcell estimates that its PCS network reaches 19 million people or 61% of the Canadian population. Beyond this network footprint, Microcell provides analogue cellular roaming capabilities on the networks of other carriers, which effectively increases Microcell's service area to 94% of the total Canadian population.

   o Microcell retails a full line of mobile voice and data products and services to approximately 1.2 million customers.

   o Inukshuk's business is to build a BWA network to support a broad range of data applications, including wireless high-speed Internet, Voice over Internet Protocol services, as well as home and office networking.

   o Microcell retails a full line of mobile voice and data products and services through a distribution network composed of more than 4,800 points of sale.

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REASONS TO ACCEPT THE OFFERS
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   [X] ALL CASH OFFERS FOR ALL OF THE OUTSTANDING SECURITIES

       The Offers are all cash, providing all holders of Class A Shares, Class B Shares, Warrants 2005 and Warrants 2008 with certainty of value and liquidity.

   [X] RECOMMENDATION OF MICROCELL'S BOARD OF DIRECTORS

       Microcell's Board of Directors, in consultation with its financial and legal advisors, has determined that the consideration per Share pursuant to the Offers is fair to the holders of Shares and the Offers are in the best interests of Microcell and the holders of Shares and recommends that holders of Shares ACCEPT the Offers in respect of the Shares and TENDER their Shares to the Offers. The Board of Directors of Microcell does not make a recommendation as to whether the holders of Warrants should accept or reject the Offers.

   [X] ATTRACTIVE PREMIUM TO MARKET PRICES OF MICROCELL'S SECURITIES

       The Offer price of Cdn$35.00 in cash for the Shares represents premiums of 66.7% and 64.7%, respectively, over the closing prices of the Class A and Class B Shares on the Toronto Stock Exchange on May 13, 2004, the last trading day prior to the public announcement by TELUS of its intention to make an offer for the securities of Microcell.

       The Offer prices of Cdn$15.79 and Cdn$15.01 in cash for Warrants 2005 and Warrants 2008, respectively, represent premiums of 332.6% and 188.7% over the closing prices on the Toronto Stock Exchange on May 13, 2004, the last trading day prior to the public announcement by TELUS of its intention to make an offer for the securities of Microcell.

  PREMIUM TO:                              PRICE:                            PREMIUM:
                              Class A Shares    Class B Shares    Class A Shares   Class B Shares
                              --------------    --------------    --------------   --------------
May 13, 2004 closing price      Cdn$21.00         Cdn$21.25            66.7%            64.7%
TELUS Offers                    Cdn$29.00         Cdn$29.00            20.7%            20.7%

                               Warrants 2005     Warrants 2008     Warrants 2005    Warrants 2008
                               -------------     -------------     -------------    -------------
May 13, 2004 closing price      Cdn$3.65          Cdn$5.20            332.6%           188.7%
TELUS Offers                    Cdn$9.67          Cdn$8.89             63.3%            68.8%

   |X| OFFERS ARE THE BEST ALTERNATIVE AVAILABLE UNDER THE CIRCUMSTANCES

       The Directors' Circular provides that following the public announcement of the TELUS Offers on May 13, 2004, the Board of Directors of Microcell aggressively pursued, with the assistance of its legal and financial advisors, alternatives in order to maximize value for holders of Securities. Microcell made contact with a number of parties who expressed an interest in pursuing alternative transactions. The Directors' Circular states that no offer for the Securities has been received by Microcell that offers greater value to the holders of Securities than the Offers such that if the Offers (or a Superior Proposal, as defined in the Directors' Circular) are not consummated, it appears that a superior alternative may not become available to holders of Securities in the immediate future.

   |X| OPINIONS OF THE FINANCIAL ADVISORS TO MICROCELL'S BOARD OF DIRECTORS

       The Director's Circular contains the opinions of Microcell's two financial advisors to the effect that the consideration under the Offers to the holders of Shares is fair, from a financial point of view, to such holders.

   |X| OFFERS ARE LESS CONDITIONAL AND HAVE GREATER CERTAINTY OF COMPLETION
       THAN THE TELUS OFFERS

       The Directors' Circular states that the Board of Directors of Microcell has determined, with the assistance of its financial and legal advisors, that there are fewer conditions to the Offers for Shares than to the TELUS Offers and that the conditions to the Offeror for Shares contain fewer discretionary elements and are materially less onerous than the conditions attached to the TELUS Offers. The Directors' Circular states that the Board of Directors of Microcell has determined that the Offers for Shares provide greater certainty for completion than the TELUS Offers.

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HOW SECURITYHOLDERS CAN ACCEPT THE OFFERS
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  Microcell Securityholders wishing to accept the Offers must deposit, at or before the Expiry Time, certificates representing their Securities together with a Letter of Acceptance and Transmittal (or facsimile thereof), properly completed and signed, at the office of the Depositary.


The Depositary for the Offers is:

Computershare Investor Services Inc.


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         For Delivery by Mail:                    IN THE UNITED STATES

            P.O. Box 7021                     TD SECURITIES (U.S.A.) INC.
          31 Adelaide St. E                       31 West 52nd Street
         Toronto, ON M5C 3H2                      New York, New York
    Attention: Corporate Actions                         10019
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                           Toll Free: 1-877-982-5008
                       E-Mail: service@computershare.com


The Dealer Managers for the Offers are:


TD Securities Inc.


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             IN CANADA:                        IN THE UNITED STATES:

         TD SECURITIES INC.                TD SECURITIES (U.S.A.) INC.
     66 Wellington Street West                 31 West 52nd Street
      TD Bank Tower, 8th Floor                  New York, New York
           Toronto, Ontario                          10019
               M5K 1A2
               Canada

      Contact: Caroline Olsen                 Contact: William Hunter
     Telephone: (416) 307-3752               Telephone: (212) 827-7565
     Facsimile: (416) 308-0182               Facsimile: (212) 827-7245
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                   THE INFORMATION AGENT FOR THE OFFERS IS:

                          INNISFREE M&A INCORPORATED
                        501 Madison Avenue, 20th Floor
                              New York, New York
                                     10022

                Securityholders Call Toll-Free: (877) 687-1866
                Banks and Brokers Call Collect: (212) 750-5833






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      HOLDERS OF SECURITIES SHOULD BE DIRECTED TO THE DEALER MANAGER, THE
  DEPOSITARY, OR THE INFORMATION AGENT AT THEIR RESPECTIVE TELEPHONE NUMBERS
   AND LOCATIONS SET OUT ABOVE FOR ANY QUESTIONS OR REQUESTS FOR ASSISTANCE.
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